Exhibit 10.29

ROUNDY’S PARENT COMPANY, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of April 29, 2010 (the “Effective Date”) by and between Roundy’s Parent Company, Inc., a Delaware corporation (the “Company”), and Steven Leon Harper (“Purchaser”).  Certain definitions are set forth in Section 10 of this Agreement.

Purchaser desires to purchase shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), and the Company desires to issue such Common Stock on the terms and conditions set forth herein.  The Company and Purchaser desire to enter into this Agreement to, among other things, (i) set forth the terms of Purchaser’s purchase of the Common Stock and (ii) provide the Company with certain rights in respect of the Common Stock.

NOW, THEREFORE, the parties hereto agree as follows:

A.                                    PURCHASE AND SALE OF COMMON STOCK

1.               On the date hereof, Purchaser shall purchase from the Company, and the Company shall issue to Purchaser, 15.4283 shares of Common Stock (the “Shares”) at a price of $4,193.71 per share, for an aggregate purchase price of $64,701.73.  On the date hereof, the Company shall deliver to Purchaser stock certificates representing the Shares, and Purchaser shall deliver to the Company the aggregate purchase price for the Shares in the manner provided in Section 2.

2.                                       On the date hereof, Purchaser shall deliver to the Company cash in the amount of $64,701.73 as the purchase price for the Shares.

3.                                       Pursuant to Annex A, the Company shall hold each stock certificate representing the Shares until such time as the Shares represented by such certificate are released from the pledge to the Company.

4.                                       In connection with the purchase and sale of the Common Stock hereunder, Purchaser represents and warrants to the Company that:

(a)                                  The Common Stock to be acquired by Purchaser pursuant to this Agreement shall be acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Common Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b)                                 Purchaser is, as of the date hereof, a member of the board of directors (a “Board Member”) of Roundy’s Supermarkets, Inc., a Wisconsin corporation and a wholly-owned Subsidiary of the Company (“Roundy’s”), is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock.  Purchaser is an “accredited investor,” as defined in Regulation D promulgated under the Securities Act.

(c)                                  Purchaser is able to bear the economic risk of Purchaser’s investment in the Common Stock for an indefinite period of time, and Purchaser understands that the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d)                                 Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Stock and has had full access to such other information concerning the Company as Purchaser has requested.  Purchaser has reviewed, or has had an opportunity to review, a copy of the Investor Rights Agreement.

(e)                                  Each of this Agreement and the other agreements contemplated hereby to which Purchaser is or will become a party constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Purchaser does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(f)                                    Purchaser has had an opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and fully understands the terms and conditions contained herein.  Purchaser has had an opportunity to obtain advice from persons other than the Company and its counsel regarding the tax effects of the transaction contemplated hereby.

5.                                       Purchaser hereby acknowledges and agrees that (a) this Agreement is a written compensation contract pursuant to the provisions of Rule 701 adopted under the Securities Act and has been executed and delivered, and the Purchaser Shares have been and are to be issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and the Purchaser, (b) the purchase and sale of the Purchaser Shares pursuant to this Agreement is a sale of securities to a director pursuant to the provisions of Rule 701 adopted under the Securities Act and (c) this Agreement contains all terms of such sale of securities (including all material terms) to a director pursuant to Rule 701 under the Securities Act.

6.                                       In connection with the purchase and sale of the Common Stock hereunder, the Company represents and warrants to Purchaser that each of this Agreement and the other agreements contemplated hereby to which the Company is or will become a party constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by the Company does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

7.                                       As an inducement to the Company to issue the Common Stock to Purchaser, and as a condition thereto, Purchaser acknowledges and agrees that neither the issuance of the Common Stock to Purchaser nor any provision contained herein shall entitle Purchaser to remain a Board Member or affect the right of any of the Company’s shareholders to remove Purchaser from the Company’s board of directors at any time for any reason.

B.                                    REPURCHASE PROVISIONS

8.                                       Repurchase Option.

(a)                                  Repurchase Option.  In the event that Purchaser, for any reason or no reason, ceases to be a Board Member (any such date, referred to herein as the “Removal Date”), the Purchaser Shares, whether held by Purchaser or by any other Person (including, without limitation, the Purchaser’s Permitted Transferees) following a Transfer thereof, shall be subject to repurchase by the Company and the Investors if the Company or the Investors so elect at their sole discretion, in accordance with the terms and conditions set forth in this Section 8 (the “Repurchase Option”).

(b)                                 Repurchase Price.  The purchase price for each Purchaser Share shall be the Fair Market Value for such share as of the Removal Date; provided, however that, notwithstanding the foregoing, in the event that Purchaser violates any provision of Section 9 of this Agreement (including, without limitation, any obligation of Purchaser thereunder with respect to Confidential Information or nonsolicitation), the purchase price for each Purchaser Share shall be the lesser of Purchaser’s Original Cost and Fair Market Value for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost).

(c)                                  Repurchase Procedures.  After the removal or resignation of Purchaser as a Board Member for any reason or no reason, the Company may elect to exercise the right to purchase all or any portion of the Purchaser Shares (for the price set forth in Section 8(b) above) by delivering a written notice (the “Repurchase Notice”) to Purchaser and/or any other holder or holders of Purchaser Shares and the Investors at any time prior to the end of the three (3) month period commencing on the Removal Date.  The Repurchase Notice shall set forth the number of shares of each class and type of such stock to be acquired from such holder(s), the aggregate consideration to be paid for such shares of such stock and the time and place for the closing of the transaction.  The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Purchaser Shares held by Purchaser at the time of delivery of the Repurchase Notice.  If the number of Purchaser Shares then held by Purchaser is less than the total number of Purchaser Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Purchaser Shares, pro rata according to the number of Purchaser Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).

(d)                                 Rights of the Investors.

(i)                                     If for any reason or no reason, the Company does not elect to purchase all of the Purchaser Shares available for purchase pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option, in the manner set forth in this Section 8, for all or any portion of the Purchaser Shares which the Company has not elected to purchase (the “Available Shares”).  As soon as practicable after the Company determines that there will be Available Shares, but in any event upon the earlier to occur of (A) the delivery of the Repurchase Notice, and (B) three (3) months after the Removal Date, the Company shall deliver a written notice (the “Availability Notice”) to the Investors, setting forth the number of each class and type of Available Shares and the purchase price for each Available Share.

(ii)                                  The Investors may elect to purchase all or any portion of the Available Shares by delivering a written notice (an “Election Notice”) to the Company within thirty (30) days after receipt of the Availability Notice from the Company (such 30-day period being referred to herein as the “Investor Election Period”); provided that if more than one Investor elects to purchase any or all Available Shares of any type or class and the number of Available Shares of such type or class is less than the aggregate number of Available Shares of such type or class elected to be purchased by such electing Investors, each Investor shall be entitled to purchase the lesser of (A) the number of shares of such type or class such Investor has elected to purchase as indicated in the Election Notice and (B) the number of shares of such type or class obtained by multiplying the number of shares specified in the Availability Notice by a fraction, the numerator of which is the number of shares of Common Stock (on a fully-diluted basis) held by such Investor and the denominator of which is the aggregate number of shares of Common Stock (on a fully-diluted basis) held by all electing Investors.  If any Available Shares of such type or class remain after giving effect to such allocation, such allocation shall be repeated until either all of the Available Shares of such type or class requested to be purchased by the electing Investors have been so allocated or no Available Shares of such type or class are available for purchase.

(e)                                  Supplemental Repurchase Notice.  As soon as practicable, and in any event within ten (10) days after the expiration of the Investor Election Period, the Company shall, if necessary, notify Purchaser and, as applicable, each holder of Purchaser Shares as to the number of shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to Purchaser and/or the holder(s) of Purchaser Shares, the Company shall also deliver to the Investors written notice setting forth the number of Purchaser Shares the Company and the Investors shall acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

(f)                                    Closing.  The closing of the purchase of the Purchaser Shares pursuant to this Section 8 shall take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date shall not be more than thirty (30) days after the delivery of the later of such notices, as the case may be.  The Company and/or the Investors, as the case may be, may pay the purchase price for the Purchaser Shares to be purchased pursuant to the Repurchase Option by delivery of (i) in the case of the Company, (A) a cashier’s or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, (B) by offsetting any amounts owed by Purchaser to the Company under any indebtedness of Purchaser to the Company or its Affiliates evidenced by a note or notes against the purchase price for such shares or (C) any combination of (A) or (B) in the aggregate amount of the purchase price for the Purchaser Shares, (ii) in the case of the Investors, a cashier’s or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, or (iii) in any such case, as the holder(s) of such shares and the purchaser(s) thereof may otherwise agree.  Any payments (whether by cash, check or otherwise)

made by the Company pursuant to this Section 8(f) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase.  The Company and the Investors, as the case may be, shall receive customary representations and warranties from each seller of Purchaser Shares regarding the sale of the Purchaser Shares (including representations and warranties that such sellers have authorized, executed and delivered the applicable agreements, that such agreements are valid and enforceable and that the purchaser shall obtain good title to such shares, free and clear of all liens and encumbrances).

(g)                                 Certain Restrictions.  Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Purchaser Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the debt and equity financing agreements of the Roundy’s Entities (including any restricted payment covenant prohibiting or restricting direct or indirect distributions to the Company in order to effectuate such repurchase). If any such prohibitions or restrictions prohibit or restrict the repurchase of Purchaser Shares hereunder (including through a prohibition or restriction on the ability of Subsidiaries of the Company to make dividends or payments to the Company in order to pay the purchase price in cash) which the Company is otherwise entitled to make, the time periods provided in this Section 8 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.  In addition, if any such restrictions prohibit the repurchase of the Purchaser Shares hereunder with a check or wire transfer of funds, then the Company may make such repurchases with a subordinated note or notes payable in up to five equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time in the Wall Street Journal (a “Subordinated Note”).  Any Subordinated Notes issued by the Company pursuant to this Section 8(g) shall be subject to any restrictive covenants to which the Company is subject at the time of such repurchase and any subordination provisions required by the Company’s and its Subsidiaries’ lenders and may be prepaid only to the extent permitted by the Company’s and its Subsidiaries’ loan agreements and related documents with the Company and its Subsidiaries’ senior and subordinated lenders.

(h)                                 Deemed Purchase.  If the Company and/or the Investors have elected to exercise the Repurchase Option as provided in this Agreement, and the Company and/or the Investors make available, at the time and in the amount and form provided in this Agreement, the consideration for the Purchaser Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the holder of such Purchaser Shares from whom such securities are to be repurchased shall cease to have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with this Section 8), and such securities shall be deemed repurchased in accordance with the applicable provisions hereof and the Company or the Investor(s), as the case may be, shall be deemed the owner (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Purchaser Shares has been delivered as required by this Agreement.

(i)                                     Termination of Repurchase Right.  The right of the Company and the Investors to repurchase shares of Purchaser Shares pursuant to this Section 8 shall terminate upon the consummation of a Sale of the Company.

(j)                                     Additional Restrictions on Transfer.

(i)                                     All Shares are subject to the restrictions on Transfer set forth in the Investor Rights Agreement

(ii)                                  In addition to any other legend required pursuant to the Investor Rights Agreement or otherwise, any certificate representing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MAY 26, 2010, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF DATED AS OF MAY 26, 2010, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE INVESTOR RIGHTS AGREEMENT, DATED AS OF JUNE 6, 2002, BETWEEN THE COMPANY AND CERTAIN HOLDERS OF COMPANY STOCK, AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF EITHER SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

Except for transfers to permitted Transferees, no holder of Purchaser Shares may sell, transfer or dispose of any Purchaser Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion (reasonably acceptable in form and substance to the Company) of counsel experienced in federal securities laws matters that registration is not required under the Securities Act or any applicable state securities laws in connection with such transfer.

9.                                       Confidential Information.

(a)                                  Purchaser acknowledges that by reason of his duties as a Board Member, he has had and will have access to and has been and will become informed of Confidential Information.  For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, Purchaser in connection with his relationship with any of the Roundy’s Entities or any of their stockholders or investors prior to the date hereof or during his service as Board Member, and that relates to the actual or anticipated business, products, services, financing, research or development of any of the Roundy’s Entities or any of their stockholders or investors or their respective suppliers, distributors or customers.  Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, information about and confidential and proprietary information of any of the suppliers, distributors and customers of any of the Roundy’s Entities; (iii) trade secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) potential acquisition targets of any of the Roundy’s Entities.  Confidential Information shall not include information that (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Purchaser from a third party (other than any of the Roundy’s Entities or any of their suppliers, distributors or customers) without a breach of any Obligation of confidentiality by such third party known to Purchaser or (c) was known to Purchaser prior to his engagement as a Board Member.

(b)                                 For so long as Purchaser remains a Board Member, he agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information, except for use in his regular authorized duties as a Board Member.  For a period of two (2) years after Purchaser ceases to be a Board Member (for any reason or no reason) (such period, the “Confidentiality Period”), he agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information.  Purchaser acknowledges and agrees that all documents and other property including or reflecting Confidential Information furnished to Purchaser by any of the Roundy’s Entities or any of their shareholders, or investors or otherwise acquired or developed by Purchaser or known by Purchaser shall at all times be the sole and exclusive property of the Roundy’s Entities.  During Purchaser’s service as a Board Member and during the Confidentiality Period, Purchaser will take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft.  Purchaser will deliver to Roundy’s upon ceasing to be a Board Member (for any reason or no reason), or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer disks or tapes, printouts and software and other documents and data (and copies thereof) relating to or containing any Confidential Information, Work Product (as defined below) or the business of any of the Roundy’s Entities or any of their shareholders or investors which Purchaser may then possess or have under his control and shall erase all embodiments of the Confidential Information from all storage devices.  If Purchaser is required to disclose Confidential Information pursuant to any applicable law or court order, Purchaser will provide Roundy’s with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and will cooperate with Roundy’s and/or any of the Roundy’s Entities to preserve the confidentiality of such information to the extent possible.

(c)                                  Nonsolicitation.  With full and complete recognition of the acknowledgements set forth in Section 14 hereof, and in consideration of the consideration to be received by Purchaser under this Agreement, Purchaser’s opportunity to purchase Purchaser Shares pursuant to this Agreement and additional good and valuable consideration that Purchaser has received, and as a material inducement to the Company to enter into this Agreement, Purchaser agrees that, during the Confidentiality Period, he or she shall not directly or indirectly through another Person or otherwise (i) solicit or induce or attempt to solicit or induce any employee of any of the Roundy’s Entities to leave the employ of any of the Roundy’s Entities, or in any way interfere with the relationship between any of the Roundy’s Entities and any employee thereof or (ii) hire any existing employee of any of the Roundy’s Entities or any person who was an employee of any of the Roundy’s Entities at any time during the twelve months preceding the date upon which Purchaser ceases to be a Board Member.

(d)                                 Enforcement.  If, at the time of enforcement of this Section 9, a court of competent jurisdiction shall hold that the period, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable law.  The parties hereto acknowledge and agree that the provisions of this Section 9 are necessary, reasonable and appropriate for the protection of the Roundy’s Entities’ business interests, that irreparable injury will result to the Roundy’s Entities if Purchaser breaches any of the provisions of this Section 9 and money damages would not be an adequate remedy for any breach by Purchaser of this Agreement and that the Roundy’s Entities will not have any adequate remedy at law for any such breach.  Therefore, in the event of a breach or threatened breach of this Agreement, any of the Roundy’s Entities or any of their successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without the necessity of showing actual money damages, or posting a bond or other security).  In addition, in the event of a breach or violation by Purchaser of the provisions of this Section 9, the Confidentiality Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.  Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

10.                                 Definitions.

“Affiliate” of a Person means any other Person or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

“Availability Notice” has the meaning set forth in Section 8(d).

“Available Shares” has the meaning set forth in Section 8(d).

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Fair Market Value” of each share of Common Stock means the average of the closing prices of the sales of any such securities on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day, and with respect to any share of Common Stock which is not, as of the date of determination, listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value thereof shall be the fair value of such share of Common Stock determined in good faith by the Company’s board of directors.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of June 6, 2002 by and among Roundy’s Acquisition Corp., the Investors and certain other parties, as assigned to and assumed by the Company in April 2010, as in effect today and as amended from time to time hereafter in accordance with its terms.

“Investors” means, collectively, Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P.

“Original Cost” of any Purchaser Share means the price paid by Purchaser for such Purchaser Share (as appropriately adjusted for stock splits, stock combinations and similar events).

“Permitted Transferee” means any permitted transferee of Purchaser Shares pursuant to a transfer effected in accordance with Section 2D of the Investor Rights Agreement.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Purchaser Shares” shall mean (i) the Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Such shares shall continue to be Purchaser Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Purchaser Shares shall succeed to all rights and obligations attributable to Purchaser as a holder of Purchaser Shares hereunder.  Purchaser Shares shall include interests in the Company issued with respect to Purchaser Shares including, without limitation, by way of any recapitalization.

“Roundy’s Entities” means the Company and each Subsidiary and Affiliate of the Company.

“Sale of the Company” has the meaning given such term in the Investor Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager, managing director, member or board, or general partner of such partnership, limited liability company, association or other business entity.

“Transfer” has the meaning given such term in the Investor Rights Agreement.

11.                                 Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below:

If to Purchaser:	Steven Leon Harper
[Personal Address Redacted]

If to the Company:	Roundy’s Parent Company, Inc.
c/o Willis, Stein & Partners III, L.P.
One North Wacker Drive, Suite 4800
Chicago, IL 60606
Attn.: Jeffrey Beyer

with a copy to:	Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attn: Richard J. Campbell, P.C.

If to the Investors:	Willis, Stein & Partners III, LP.
One North Wacker Drive, Suite 4800

Chicago, IL 60606
Attn: Jeffrey Beyer

with a copy to:	Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attn: Richard J. Campbell, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a business day, and if received after 5:00 p.m. or on a day other than a business day, on the next following business day, but only if also sent by reputable overnight air courier within one business day following transmission; or (d) if otherwise actually personally delivered, when so delivered.

12.                                 General Provisions.

(a)                                  Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Purchaser Shares in violation of any provision of this Agreement or the Investors Rights Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Purchaser Shares as the owner of such Purchaser Shares for any purpose.

(b)                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts; Delivery of Signature Pages.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Delivery of executed signature pages hereof by facsimile transmission or electronic transmission shall constitute effective and binding execution and delivery of this Agreement.

(e)                                  Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, the Investors and their respective successors and assigns (including subsequent holders of Purchaser Shares); provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except with respect to the rights and obligations as a holder of Purchaser Stock in connection with a Transfer of Purchaser Shares permitted hereunder and under any other applicable agreement.  For the avoidance of doubt, this Agreement in any event will be assignable by the Company without the consent of Purchaser to any successor (whether direct or indirect, in whatever form of transaction, including without limitation any Persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise).

(f)                                    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)                                 SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS (FOR ITSELF AND IN RESPECT OF ITS PROPERTY) TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.  ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 11 ABOVE. NOTHING IN THIS SECTION 12(G), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(h)                                 WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN

ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(i)                                     Spousal Consent.  Upon the execution of this Agreement, Purchaser shall, if applicable, cause his spouse to deliver an executed spousal consent in the form of Annex B attached hereto.

(j)                                     Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)                                  Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Purchaser and Investors owning majority of the stock on a fully diluted basis held by all Investors.

(l)                                     Third-Party Beneficiaries.  The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement.  This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns, subject to amendment or waiver as provided in subparagraph (k) foregoing.

(m)                               Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, or in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)                                 Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(o)                                 Public Statements.  Purchaser agrees not to make any derogatory or negative public statement about, or take any action or make any statement which may adversely affect or disparage, the Roundy’s Entities or any of their respective stockholders, officers, directors or employees or any of their respective products, services, businesses, reputations or goodwill.

(p)                                 Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

(q)                                 Other Laws.  Nothing in this Agreement shall be construed to limit or negate any common or statutory law, including, without limitation, any laws of fiduciary duties, torts or trade secrets, where it provides the parties hereunder with broader protection than that provided herein.

13.                                 Joinder to Investor Rights Agreement.  Purchaser acknowledges that he is party to the Investor Rights Agreement as a holder of “Stockholder Shares” and an “Investor” and “Stockholder” thereunder for all purposes thereof and that the Purchaser Shares acquired hereunder are subject to the Investor Rights Agreement.

14.                                 Purchaser’s Acknowledgments and Agreements.  Purchaser acknowledges and agrees that:

(a)                                  Purchaser will occupy a position of trust and confidence with the Company, and during the course of Purchaser’s service as a Board Member has become and will become familiar with the Roundy’s Entities’ trade secrets and other valuable confidential business and professional information and other non-public information relating to the Roundy’s Entities developed or used by the Roundy’s Entities in connection with their business that is not generally known to the public or the industry which give the Roundy’s Entities an advantage in the marketplace and from which the Roundy’s Entities derive independent economic value (including the Confidential Information, as defined in Section 9 of this Agreement), and Purchaser’s services have been and shall be of special, unique and extraordinary value to the Roundy’s Entities.

(b)                                 During the course of Purchaser’s service as a Board Member Purchaser has become and will become familiar with the Roundy’s Entities’ substantial relationships with their existing and prospective employees, customers, clients, suppliers and other business relations (including, without limitation, by developing relationships with the Roundy’s Entities’ customers and clients nationwide and internationally and assisting the Roundy’s Entities in expanding their nationwide and international customer and client base), and has acquired and will acquire confidential information relating to those employees, customers, clients, suppliers and other business relations, and such employee, customer, client, supplier and other business relationships are extremely valuable to the Roundy’s Entities, making the Roundy’s Entities’ protection of their relationships with those employees, customers, clients, suppliers and other business relations essential.

(c)                                  The Roundy’s Entities have a significant amount of goodwill associated with their ongoing business, represented in part by their trade names, customer and client relationships, and the Roundy’s Entities’ history of operations and such goodwill extends throughout the United States, Canada and Mexico, and that the Roundy’s Entities have customers and clients throughout the United States, Canada and Mexico, and the Roundy’s Entities solicit prospective customers and clients throughout the United States, through offices in numerous locations.

(d)                                 The provisions of Section 9 of this Agreement are in consideration of the consideration to be received by Purchaser under this Agreement, the opportunity to purchase

Purchaser Securities pursuant to this Agreement and additional good and valuable consideration that Purchaser has received.

(e)                                  The restrictions contained in Section 9 of this Agreement are necessary, reasonable and appropriate to protect the Roundy’s Entities and their goodwill, and compliance with such agreements does not and will not preclude Purchaser from earning a livelihood and the Roundy’s Entities and their national and international goodwill will be substantially threatened by any violation of Section 9 of this Agreement, and therefore it is reasonable to expect Purchaser to comply with Section 9 of this Agreement and the potential harm to the Roundy’s Entities of the non-enforcement of Section 9 of this Agreement outweighs any harm to Purchaser of its enforcement by injunction or otherwise, and such restrictions imposed by this Agreement are reasonable with respect to period, scope and area.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Purchase Agreement on the date first written above.

ROUNDY’S PARENT COMPANY, INC.

By:	/s/ Robert A. Mariano
Robert A. Mariano, CEO & President

PURCHASER:

/s/ Steven L. Harper
Steven Leon Harper

Executed in their capacity as the Majority WS Holders (as such term is defined in the Investor Rights Agreement) solely for purpose of agreeing and acknowledging that Purchaser shall become a party to the Investor Rights Agreement pursuant to Section 13 of this Agreement:

WILLIS STEIN & PARTNERS III, L.P.
WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
WILLIS STEIN & PARTNERS III-C, L.P.

By:	Willis Stein & Partners Management III, L.P.
Its:	General Partner

By:	Willis Stein & Partners Management III, L.L.C.
Its:	General Partner

By:	/s/ Avy H. Stein
Name:	Avy H. Stein
Its:	Managing Partner

Annex A

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                                                                                               , 15.4283 shares of Common Stock, par value $0.01 per share, of Roundy’s Parent Company, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                       , and does hereby irrevocably constitute and appoint any person designated by the Board of Directors of the Company as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated                                       ,

/s/ Steven Harper
Steven Leon Harper

Annex B

CONSENT

The undersigned spouse of Purchaser hereby acknowledges that I have read the foregoing Restricted Stock Purchase Agreement (the “Agreement”) and that I understand its contents.  I am aware that the Agreement provides for the repurchase of my spouse’s Purchaser Shares under certain circumstances and imposes other restrictions on the transfer of such Purchaser Shares.  I agree that my spouse’s interest in the Purchaser Shares is subject to the Agreement and any interest I may have in such Purchaser Shares shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing the Agreement that I will waive such right.

Date: September 23, 2010

Name of Director: Steven Leon Harper

	Name of Spouse:	Nancy McKee Harper

	Signature of Spouse:	/s/ Nancy McKee Harper